CONSULTING AND NON-COMPETITION AGREEMENT

           This Consulting and Non-Competition Agreement (hereinafter sometimes referred to as "Consulting Agreement"), made March 5,
1998, is by and between Toll Brothers, Inc. (hereinafter "Company") and
Bruce E. Toll (hereinafter "Consultant").
           WHEREAS, Consultant has been employed by the Company as its President, Chief Operating Officer and Secretary, and in various capacities with respect to the Company's subsidiaries; and
           WHEREAS, Consultant and the Company have agreed that, following a transition period commencing April 30, 1998 and ending October
31, 1998, Consultant will leave his employment with the Company to pursue other business opportunities; and
           WHEREAS, Consultant has accumulated during his many years of service with the Company in an executive capacity specialized, proprietary and confidential knowledge and information concerning the Company's business and operations; and
           WHEREAS, the Company desires to have the knowledge and expertise of Consultant available to the Company following termination of his employment relationship,
           NOW THEREFORE, in consideration of the mutual obligations and promises contained herein, and intending to be legally bound, Company and Consultant hereby agree as follows:
                    1. The foregoing recitals are hereby incorporated by reference as if set forth fully herein.
                    2. Consultant's employment with the Company will terminate October 31, 1998. After October 31, 1998, the only benefit (other than benefits provided elsewhere in this Consulting Agreement) to which
        Consultant will be entitled during the term of this consulting
Agreement shall be group health insurance of a type and amount then being provided to Company executives. To the fullest extent permitted under the Company's medical benefit plans, Consultant's group health insurance under this Consulting Agreement shall be provided by the Company to Consultant and his beneficiaries, and to any other of his children who are currently participants in said medical plans. The Company shall provide such coverage for Bruce and his beneficiaries during such period without charge, and shall provide such coverage for each of Bruce's children who are currently participants provided the premium costs that the Company is permitted to charge under COBRA for such coverage of Bruce's participant children is paid by Bruce or such children. To the extent medical coverage is required to be provided to Consultant or his beneficiaries or children that cannot be provided under the provisions of COBRA, the Company shall have the option to arrange for substantially similar coverage to be provided by a medical insurer on an individual basis. Termination of Consultant's employee benefits will not affect Consultant's right to receive previously vested benefits or Consultant's right to exercise stock options in accordance with the terms of the options.
                    3. During a three-year term commencing November 1, 1998 and ending on October 31, 2001 (hereinafter "Consulting Term"), Consultant agrees to make himself available to the Company on a reasonable basis at reasonable times and places so as not to interfere with his other business interests to consult with the Company concerning matters within his knowledge or expertise.
                    4. In consideration of Consultant's availability to the Company, and in further consideration of Consultant's agreement not to compete with the Company as set forth in paragraph 5 below, the Company agrees to pay Consultant the sum of $500,000 during each year of the Consulting
Term, payable in accordance with the Company's regular pay schedule
(which is currently every two weeks).
                    5. During the longer of (i) the Consulting Term and for a period of three years thereafter, and (ii) the term of Consultant's service as a Vice Chairman of the Company, Consultant shall not, without the written consent of the Company, engage in any of the following prohibited activities (which shall be in addition to any restrictions or prohibitions contained in any other agreement between Bruce E. Toll and the Company):
                (a) Consultant shall not (as an individual, principal, agent, employee, consultant or otherwise) directly or indirectly, engage in activities relating to or render services:
                (i)   to any firm or business in the homebuilding business, or
                (ii) so long as Consultant (including any immediate family members, trusts or other entities for the benefit of any such persons)
is an officer, director, partner or limited partner of, or otherwise actively, directly or indirectly, engaged in the operation or activities of, a real estate investment trust (or related operating partnership) formed or sponsored by the Company, to any real estate investment trust (whether in corporate, trust or partnership form) or operating partnership (or other similar entity) affiliated with a real estate investment trust; provided that Consultant shall not be deemed to be an officer, director, partner or limited partner of a real estate investment trust or related operating partnership by reason of his status or conduct as a shareholder or a director of the Company.
             (iii) so long as Dulles Greene, L.P. (or its property), or its general partner, continues to be controlled or jointly controlled by Consultant, to any real estate investment trust (whether in corporate, trust or partnership form) or operating partnership (or other similar entity) affiliated with a real estate investment trust.
                These restrictions shall not prohibit Consultant from holding an interest in any public corporation or real estate investment trust in an amount less than 1% of any class of any such entity's outstanding equity securities.

        (b) Consultant shall not solicit, induce or encourage any employee, independent contractor or consultant to the Company to terminate his or her employment or other relationship with the Company;
                (c) Consultant shall not solicit, induce or encourage any customer or vendor of the Company to terminate its relationship with the Company, to cease doing business with the Company or to refrain from giving new business or additional business to the Company.
        Given the breadth of Consultant's responsibilities, these restrictions shall apply (i) in all foreign countries in which the Company owned property or engaged in business during Consultant's service, and (ii) in any geographical area of the United States.
           Consultant further acknowledges that these restrictions, in view of his long history of employment with the Company and the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interest of the Company, and that any violation thereof would result in irreparable injuries to the Company, as to which the Company has no adequate remedy at law. Consultant therefore acknowledges that in the event of his violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any such violation, plus reasonable legal fees, costs and expenses, incurred in connection with any such action which rights shall be cumulative to and in addition to any other rights or remedies to which the Company may be entitled to the extent permissible by the laws of the Commonwealth of Pennsylvania.
                    6. Consultant shall not either during the term of the Consulting Agreement or at any time thereafter use for his own personal benefit, or disclose, communicate or divulge or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any confidential information regarding the business methods, business policies procedures, techniques, research or development projects or results, trade secrets or other confidential knowledge or confidential processes or information of or developed by the Company, any confidential information furnished to the Company by customers or clients or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Company made known to Consultant or learned or acquired by him either while in the employ of the Company or during the term of the Consulting Agreement.
                    7. Consultant shall have no authority during the Consulting Term to enter into binding obligations on behalf of the Company without the express written consent of the Company, and shall not represent to any to any third party that he has such authority.

     8. Consultant shall not in any personal or business venture with which he is associated use the name "Toll Brothers" or "Toll" in connection with any business name, nor shall he conduct any business in a manner that may cause confusion with the Company name or business, provided that this paragraph will not prohibit Consultant from conducting personal or business ventures using the name Bruce Toll, Bruce E. Toll or Toll Management.
     9.   This Agreement shall terminate upon the death of Consultant.
    10. Consultant's duties under this Consulting Agreement are not delegable by Consultant. This Consulting Agreement may be assigned by the Company to any successor in ownership of all or any part of the Company's business.
    11. (a) Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
                (b) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of
  Pennsylvania.
                (c) The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

      (d) This Agreement; in addition to a separate agreement between the parties executed on the date hereof, contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance of the trade and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
           WHEREFORE, with the intention of being legally bound, Consultant and Company hereby execute this Consulting Agreement as set forth below.




                         TOLL BROTHERS, INC.




                         By:______________________________

                            _________________________________
                            BRUCE E. TOLL